CSMC06-1G4AR2  --  4A2

CREDIT SUISSE FIRST BOSTON

Balance Coupon Settle	$2,000,000.00 5.75000 01/31/2006	Delay Dated First Payment	24 01/01/2006 02/25/2006	WAC NET Contrib Wac	5.84000 5.50000 5.84000	WAM WALA	356 4

Price	1	2	3	4	5	6	7
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-00.00	6.101	6.373	6.895	7.283	7.588	8.535	9.727
97-08.00	6.073	6.318	6.790	7.140	7.415	8.269	9.343
97-16.00	6.046	6.264	6.685	6.997	7.242	8.003	8.960
97-24.00	6.019	6.210	6.580	6.855	7.070	7.739	8.580
98-00.00	5.991	6.157	6.476	6.713	6.899	7.476	8.201
98-08.00	5.964	6.104	6.373	6.572	6.729	7.215	7.824
98-16.00	5.937	6.050	6.269	6.432	6.559	6.954	7.449
98-24.00	5.910	5.998	6.166	6.292	6.390	6.694	7.076
99-00.00	5.883	5.945	6.064	6.152	6.221	6.436	6.704
99-08.00	5.857	5.892	5.962	6.013	6.054	6.178	6.335
99-16.00	5.830	5.840	5.860	5.875	5.886	5.922	5.967
99-24.00	5.803	5.788	5.759	5.737	5.720	5.667	5.601
100-00.00	5.777	5.736	5.658	5.600	5.554	5.413	5.236
Spread @ Center Price	154	175	198	211	221	256	303
WAL	14.30	6.25	2.79	1.99	1.63	1.04	0.72
Mod Durn	9.36	4.77	2.45	1.80	1.49	0.97	0.68
Principal Window	~Aug06 -Jan25	Feb06 -May19	Feb06 -Oct11	Feb06 -Aug09	Feb06 -Oct08	Feb06 -Oct07	Feb06 -Apr07
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	300 PSA	500 PSA	800 PSA
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.433 4.332 4.287 4.278 4.349 4.524

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.